EXHIBIT (8)(f)(i)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

April 17, 2000

The parties to the amended and restated Participation Agreement (the "Agreement"), made and entered into as of the 18th day of August, 1999, by and among Sun Life Assurance Company of Canada (U.S.), a Delaware life insurance company (hereinafter the "Company"), Sun Capital Advisers Trust, a Delaware business trust (hereinafter the "Fund"), and Sun Capital Advisers, Inc., a Delaware corporation (hereinafter the "Adviser"), do hereby agree to amend the Agreement as follows:

1. Sun Life Insurance and Annuity Company of New York, an insurance company organized under the laws of New York, is hereby made a party to the Agreement.

2. The initial introductory paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the 18th day of August, 1999 and amended this 17th day of April, 2000 by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK (each of which is referred to hereinafter as the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), SUN CAPITAL ADVISERS TRUST, a Delaware business trust (hereinafter the "Fund"), AND SUN CAPITAL ADVISERS, INC. (hereinafter the "Adviser"), a Delaware corporation.

3. Schedule A of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Sun Life Assurance Company of Canada (U.S.)

on behalf of its segregated accounts

Account	Date of Organization

Separate Account F	July 13, 1989
Separate Account G	July 25, 1996
Separate Account I	December 1, 1998

Sun Life Insurance and Annuity Company of New York

on behalf of its segregated account

Account	Date of Organization

Separate Account C	October 18, 1985

4. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE B

Sun Capital Advisers Trust

Sun Capital Money Market Fund

Sun Capital Investment Grade Bond Fund

Sun Capital Real Estate Fund

Sun Capital Blue Chip Mid Cap Fund

Sun Capital Investors Foundation Fund

Sun Capital Select Equity Fund

Sun Capital Davis Financial Fund

Sun Capital Davis Venture Value Fund
Sun Capital Value Equity Fund

Sun Capital Value Managed Fund

Sun Capital Value Mid Cap Fund

Sun Capital Value Small Cap Fund

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on April 17, 2000.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: _________________________________

Name: James M.A. Anderson

By: _________________________________

Name: Edward M. Shea

SUN LIFE INSURANCE AND ANNUITY COMPANY

OF NEW YORK

By: _________________________________

Name:

By: _________________________________

Name: Edward M. Shea

SUN CAPITAL ADVISERS TRUST

By: _________________________________

Name: James M. A. Anderson

By: _________________________________

Name: Maura A. Murphy

SUN CAPITAL ADVISERS, INC.

By: _________________________________

Name: James F. Alban

By: _________________________________

Name: Maura A. Murphy